UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 22, 2007

HIRERIGHT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33613	33-0465016
(State or other jurisdiction of	(Commission file number)	(IRS employer identification no.)
incorporation or organization)

5151 California Avenue, Irvine, CA 92617 www.hireright.com
(Address of principal executive offices)

(949) 428-5800
(Telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends in part the Form 8-K filed by HireRight, Inc. (“we” or the “company”) on October 5, 2007.

Item 5.02.              Election of Directors.

As previously reported, on October 2, 2007 the board of directors of the company appointed Mr. Richard Eugene Allen to serve as a new Class III director and appointed Mr. John Philip Bowmer to serve as a new Class II director.

At that time, the board of directors had not yet determined which committees, if any, Mr. Bowmer would serve.

Effective on October 22, 2007, Mr. Bowmer was appointed by the board to serve as a member of the company’s audit committee and the compensation committee.  In connection with these appointments, Mr. Jeffrey H. Anderson resigned from the audit committee and Mr. Cranston R. Lintecum resigned from the compensation committee.

Effective October 22, 2007, the membership of each committee of the board is as follows:

Audit Committee:

Rick Allen, Chair

John Bowmer

Randy Lintecum

Compensation Committee:

Peggy Taylor, Chair

Jeff Anderson

John Bowmer

Nominating and Corporate Governance Committee:

Randy Lintecum, Chair

Jeff Anderson

Peggy Taylor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRERIGHT, INC.,

a Delaware corporation

Date: October 23, 2007	By:	/s/ Eric J. Boden
Eric J. Boden
Chief Executive Officer